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                                                                    EXHIBIT 99.2

STEPHEN J. PAVLOVICH:

I have to remind you that the primary purpose of this call is to provide you with an update on HP's fiscal 2001 second quarter and third quarter guidance.

It's possible that some of our comments and responses to your questions may include forward-looking statements. These forward-looking statements are based on certain assumptions and are subject to a number of risks and uncertainties, and actual future results may vary materially.

Again, I encourage you to read the risk factors described in the company's annual report on Form 10-K for the year ended October 31, 2000 and our subsequently filed reports for an understanding of the factors that may affect the company's businesses and results.


CARLETON S. FIORINA:

Thanks Steve. Good morning everyone and thank you for joining us on short notice.

As we move into the last two weeks of the quarter - which ends April 30th - we wanted to communicate to you our current view of market conditions and the impact these conditions will have on our reported results in the second quarter, as well as our current view of the third quarter.

You will recall in last quarter's earnings call, we guided you to low- to mid-single digit revenue growth for second quarter, 27-28 percent gross margin, and low-to-mid-single digit expense growth.

As we said then, our guidance assumed no further deterioration in the U.S. economy, no significant slowdown internationally and relatively stable foreign exchange rates. We indicated visibility was limited and there were risks inherent in these assumptions. Unfortunately, our concerns were warranted.

Our consumer business has seen significant deterioration during the quarter. In fact, we are currently 15 growth points below plan in the consumer business after two months. Consumer IT spending continues to be weak in the U.S., and now deterioration has spread to other regions of the world, particularly Europe and to a lesser degree Asia Pacific.

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We've been watching European PC market data carefully. Recent data suggests that, while home PC unit shipments in Europe were strong throughout 2000, those gains evaporated in the first quarter with growth in home PC units flat year-over-year.

We're clearly feeling the impact of this sudden shift in consumer IT buying sentiment. Our European consumer business overall is significantly under plan.

In this challenging environment, we're managing our inkjet business to strategically hold share, which is important as we move aggressively into the low-end printer market. We're simply not willing to relinquish any ground in this market and we're intent on aggressively protecting and growing our consumables franchise. On the other hand, we're approaching the PC market on the basis of pursuing profitability versus share growth. There simply isn't the back-end recurring revenue stream in this business that warrants sacrificing product profits.

As for the enterprise market, the tone overseas has changed as well. In my trips to Europe in late January and February, I found our enterprise customers to be cautiously optimistic. Over the past several weeks, I have seen a distinct change in their outlook, with increased concern surrounding the global economic climate and far more cautious attitudes toward spending in all areas of their businesses. This suggests the European slowdown is mirroring the pattern we saw in the U.S. - growing softness in the retail sector and increasingly competitive pricing moves followed by a more subtle but just as meaningful slowdown in the enterprise space.

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Even in this difficult climate, on a global basis, we're seeing slight improvement in our enterprise business over the first quarter. In contrast with the increasing weakness in the consumer market, revenues from our enterprise business are expected to be flat or up slightly on a sequential basis.

As a result of all of these factors, we now expect second quarter revenues to be down two to four percent both sequentially and as compared with the year-ago quarter. These numbers also reflect a continued adverse currency impact - roughly 4 percent on the top-line year-over-year - as currency improvements did not materialize as widely anticipated.

We expect gross margin to be between 25 and 26 percent. One point of this shortfall is due to inkjet, PDA and imaging inventory write-downs in our consumer business totaling approximately $100 million, along with $50 million of write-offs related to the cancellation of planned inkjet production line expansion.

Both of these items are non-recurring and are included in our EPS estimates.

Expense growth remains in the low to- mid- single digits. And other income appears to be in the range of $60 million. Therefore, we now expect EPS in the range of 13 to 17 cents for the quarter.

Moving on to our view of the third quarter, while visibility remains limited, our current view calls for flat revenues compared to the year prior, with gross margin trending up due to several factors. First, as I mentioned earlier, inventory and capacity write-downs hurt gross margin by one point in the second quarter. Again, these are non-recurring items. Second,

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the weak yen will have a favorable effect on Laserjet component costs. Third, our new Laserjet products will help overall margin in our imaging and printing business. Of course, offsetting these factors will be continued pricing pressure in all of our businesses due to the tough, highly competitive economic environment.

In this environment, we're staying focused on our strategy and working hard to continue to achieve the right balance between adjusting costs and expenses downward to address current business conditions, while at the same time making the necessary investments to assure that we come out of this slowdown strong and well positioned.

We're going to continue to be aggressive on cost and expense management, but we will not sacrifice our long-term success. For example, we are continuing to grow R&D spending and we are continuing to hire selectively to refresh our talent pool.

Recognizing employees' contributions is particularly important in tough times. While we delayed planned salary increases in the first quarter by 90 days, we will not delay these increases further. Additionally, while no employee bonuses will be paid based on first half performance, we are planning for some payout in the second half.

To compensate for these decisions and to calibrate expenses to lower revenue levels, we are taking a range of additional actions. This includes maintaining tight control of discretionary spending. We're also requiring employees to take six incremental days off between now and year-end. And we have a program underway to reduce management cost

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structures and improve management span of control. Within 60 days, we will identify up to 3,000 management positions that will be eliminated.

In closing, we remain confident that our strategy is the right one. We believe that we will emerge from this downturn a more aggressive and focused competitor.

With that, now Bob and I will take a few questions ... keep in mind that this isn't a quarter-end report and we're not going to provide the same amount of detail as a normal earnings call ...

                                      # # #

FORWARD-LOOKING STATEMENTS

This script contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the ability of HP to retain and motivate key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to the annual report on Form 10-K for the year ended Oct. 31, 2000, and subsequently filed reports. HP assumes no obligation to update these forward-looking statements.